EXHIBITS TO BE FILED BY EDGAR





Exhibits:
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F-1(a) - "Past tense" opinion of Thelen Reid & Priest LLP.

F-2(a) - "Past tense" opinion Ryan Russell Ogden & Seltzer LLP.